SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                               February 26, 1997
                  --------------------------------------------
                Date of Report (Date of earliest event reported)


                       Interlink Computer Sciences, Inc.
                  --------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


      000-21077                                         94-2990567
---------------------                       ------------------------------------
(Commission File No.)                       (IRS Employer Identification Number)


                            47370 Fremont Boulevard,
                           Fremont, California 94538
                                 (510) 657-9800
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 Not Applicable
                    ----------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

        The purpose of this Current Report on Form 8-K is to report the recent initiation of a lawsuit in Milan, Italy by Selesta Integrazioni srl, an Italian company ("Claimant"), against New Era Services Ltd., a Canadian company and wholly-owned subsidiary of the Registrant ("New Era"); the Registrant; Interlink France s.a.r.l., a French company and wholly-owned subsidiary of the Registrant, and; EXE s.p.a., the Registrant's distributor for Italy.

        The litigation is based on Claimant's distribution of Registrant's Harbor products pursuant to a distributor agreement with New Era, which pre-dates Registrant's acquisition of New Era. As discussed under the caption "Risk Factors" in the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, the Registrant's distributor relationship with Claimant for the distribution of the Registrant's HARBOR products in Italy and Spain has terminated. This litigation does not involve the Registrant's TCP/IP products.

         Pursuant to Claimant's court documents, Claimant alleges damages for breach of contract and related tort claims in the amount of 2,500,000,000 Italian Lira (approximately $1,500,000) and requests that the defendants pay all expenses resulting from the litigation. Registrant believes it has meritorious defenses to these allegations and intends to defend the matter vigorously.

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


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Interlink Computer Sciences, Inc.


                                 By:     /s/ Charles W. Jepson
                                    -------------------------------------------
                                         Charles W. Jepson
                                         President and Chief Executive Officer



                                 Dated:  February 26, 1997

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